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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934



                          Date of Report: March 9, 2001

               Date of earliest event reported: February 23, 2001



                         CAPITAL PACIFIC HOLDINGS, INC.
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             (Exact name of registrant as specified in its charter)


                               File No. 001-09911
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                            (Commission File Number)


             Delaware                                     (95-2956559)
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     (State of incorporation)                           (I.R.S. Employer
                                                     Identification Number)


        4100 MacArthur Blvd., Suite 200, Newport Beach, California 92660
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               (Address of principal executive offices) (Zip Code)


                                  949-622-8400
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              (Registrant's telephone number, including area code)

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ITEM 2.  Acquisition or Disposition of Assets.

         On November 7, 2000, Capital Pacific Holdings, Inc. (the "Company") received a letter (the "Letter") from Farallon Capital Management, LLC ("Farallon") proposing a transaction with California Housing Finance, L.P. ("CHF"), an unaffiliated investment company managed by Farallon and a large shareholder in the Company and investor with the Company in several joint venture projects. The Letter expressed an interest in CHF's acquiring all of the Company's interest in certain commercial, residential, mixed use and land development properties (the "Projects") and in two office buildings in which the Company maintained offices, including its headquarters (the "Buildings") (the Projects and Buildings are listed below) in exchange for a majority of CHF's interest in Capital Pacific Holdings, L.L.C. ("CPH LLC"), a business entity through which the Company holds a substantial portion of its residential assets, and CHF's entire interest in certain other residential joint ventures between CHF, the Company and certain third party venture partners (the "Exchange"). CHF conditioned its expression of interest on the participation in the future management of the Projects and Buildings by Paul Makarechian, then an Executive Vice President and Director of the Company. On November 6, 2000, in anticipation of the Company's consideration of the Letter, Paul Makarechian resigned as a director of the Company.

         On February 8, 2001, the Company's board of directors, by unanimous vote of the disinterested directors, approved the terms of the Exchange Agreement which were reached through negotiations between the Company's management and Farallon. On February 15, 2001, CHF and the Company entered into an Interest Exchange Agreement (the "Exchange Agreement"). The transaction contemplated by the Exchange Agreement closed on February 23, 2001 (the "Closing") upon which, among other things, (i) the Company transferred all of its interests in the Projects and in one of the Buildings (and in the proceeds from the sale of the other Building that was recently sold to an unaffiliated third party) to Makallon, LLC, a newly-formed limited liability company and affiliate of CHF, described below, (ii) CHF transferred to the Company a 25.07% ownership interest in CPH LLC (reducing CHF's ownership interest in CPH LLC from 32.07% to 7%) and all of its ownership interest in certain other joint ventures in which the Company also holds an interest, and (iii) the Company and CHF each were granted an option (the "Option") to convert CHF's remaining 7% ownership interest in CPH LLC into 1,235,000 shares (the "Conversion Shares") of non-voting Common Stock of the Company. The Option may be exercised by either the Company or CHF between 90 and 180 days following the Closing.

         Under the Exchange Agreement, if the Option is exercised, the existing Registration Rights Agreement dated as of October 1, 1997 between the Company and CHF automatically will be amended such that (i) the Conversion Shares become subject to the registration rights provided thereunder, (ii) CHF shall have three demand registration rights and (iii) the Company shall, within 8 months of Closing, register the Conversion Shares for sale under the Securities Exchange Act of 1934, as amended, and

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list the Conversion Shares for trading on the exchange or quotation system on which the Company's voting Common Stock is traded (currently the American Stock Exchange).

         If the Option is exercised, (i) any distributions made to CHF by CPH LLC, or capital contributions made by CHF to CPH LLC, during the period from and after the Closing through the date of the exercise of the Option (the "Option Period") will be repaid to CPH LLC or CHF, as the case may be, and (ii) CHF will receive the benefit of any cash dividend paid by the Company during the Option Period. The number of Conversion Shares issuable upon exercise of the Option will be adjusted for any stock split, stock dividend or similar event during the Option Period. Under the Exchange Agreement, the Company has the right to convert the Conversion Shares to voting Common Stock prior to any sale of the Conversion Shares by CHF. In addition, the Conversion Shares automatically convert to voting Common Stock if CHF exercises its tag-along rights (discussed below) upon the sale by the CPH Shareholders of more than 50% of the Common Stock collectively owned by them. If CHF sells the Conversion Shares and they have not been converted into voting Common Stock, the Company is obligated to pay to CHF a cash premium of 5% of the cash sale price received by CHF in such sale.

         Pursuant to the Exchange Agreement, the Company consented to the resignation by Paul Makarechian, an Executive Vice President and former Director of the Company, and the son of Hadi Makarechian, Chairman and CEO of the Company, of his employment with the Company and his entering into a joint venture agreement with CHF to manage the Projects and the Buildings through an affiliate. CHF and an affiliate of Paul Makarechian have formed a limited liability company ("Makallon, LLC") for this purpose. Paul Makarechian acquired his indirect ownership interest in Makallon, LLC through Makar Properties, LLC, an entity controlled by him ("Makar"). Makar is the Managing Member of Makallon, LLC, and will receive from Makallon, LLC a contingent profit participation in the Projects and the Buildings as well as a management fee. Certain employees of the Company who previously were actively involved in the management and administration of the Projects and Buildings have left the Company and been offered employment by Makar. These employees included William Funk, a former Senior Vice President and Director of the Company. (See Item 5 below.) As a condition of the Exchange, CHF required the Company's Chairman and Chief Executive Officer, Mr. Hadi Makarechian, to enter into a consulting agreement with Makallon, LLC under which he will, without compensation at this time, provide certain consulting services relating to the Projects, subject to the primacy of his duties to the Company.

         The Company and CHF (or certain affiliated entities) have made certain payments to each other to reimburse certain outstanding advances, and to net-out the economic benefit of any capital contributions and distributions made between December 1, 2000 and the Closing. The general effect of these provisions of the Exchange Agreement is to make the Exchange effective as of November 30, 2000 for financial purposes.

         The Investment and Stockholders Agreement (the "Stockholders Agreement") dated September 29, 1997 among CHF, the Company, CPH LLC, the CPH Shareholders,

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and certain subsidiaries of the Company was terminated pursuant to the Exchange
Agreement. The Exchange Agreement also provides for the right of CHF to "tag-along" on certain sales of Company Common Stock by the CPH Shareholders and the CPH Shareholders' right to "tag-along" on certain sales of Company Common Stock (which includes voting and non-voting stock) by CHF. This provision provides that if CHF or the CPH Shareholders wish to sell any of their shares of Company Common Stock to a third party, the non-selling party has the right to sell a pro rata portion of its shares of Company Common Stock to such third party on the same terms and conditions. This tag-along provision is substantially similar to the tag-along provision that previously existed in the Stockholders Agreement. Two of the Company's shareholders, CPH2, LLC and CPH3, LLC (the "CPH Shareholders"), which are affiliates of the Company's Chairman and Chief Executive Officer and which were parties to the Stockholders Agreement, joined in the Exchange Agreement for the purpose of this provision.

         Capital Pacific Homes, Inc., a subsidiary of the Company, has entered into construction, management and marketing agreements relating to certain of the Projects.

         The following commercial, residential, mixed use and land development properties constitute the Projects: CPHAHB, LLC and Atlanta Huntington Beach, LLC (Huntington Beach); CPHMB,LLC and CPH Monarch Beach, LLC (Ritz Pointe); CPHR-I, LLC and CPH Resorts I, LLC (Monarch Beach Resort); CPHVP, LLC and CPH Vista Palisades, LLC (Vista Palisades); CPHCHF Golf, LLC, CPH Dos Pueblos, LLC and CPH Dos Pueblos Associates, LLC (Dos Pueblos); CPHROB, LLC and CPH Redhill Office Building, LLC (Summit Office Building); CPHAOB, LLC and CPH Airport Office Building, LLC (Airport Office Building); CPHDP, LLC and CPH Dana Point, LLC (Dana Point); CPH Industrial I, LLC and CPH Jurupa/Milliken, LLC (Commerce Point); CPHOOB, LLC and CPH Orange Office Building, LLC (Bradley Plaza); CPHRPV, LLC and RPV Associates, LLC (Rancho Palos Verdes); and CPHA, LLC, CPH Austin, LLC and CPH Foster Ranch, L.P. (Foster Ranch). The Buildings are CPH Newport Building, LLC (4100 MacArthur Blvd., Newport Beach, CA) and CPH Las Vegas Building, LLC (3200 Soaring Gulls Drive, Las Vegas, NV).

         This filing of this report is not intended to indicate that the Company believes that the Company's and its other subsidiaries' equity in the net book value of the assets acquired and disposed of in the Exchange and described in this item exceeded 10 percent of the total assets of the Company and its consolidated subsidiaries.

ITEM 5.  Other Events.

Effective March 6, 2001, William Funk resigned as Director in light of the Exchange described in Item 2 above, and the Company's Board of Directors elected William J. Hadaway to fill the vacancy. Mr. Hadaway is a C.P.A., and has been practicing as a sole practitioner or partner in a public accounting firm since 1971. Further information regarding Mr. Hadaway will be provided in subsequent filings by the Company.

ITEM 7.  Financial Statements and Exhibits.

         Financial Statements and Exhibits required to be filed by this Item will be filed by Amendment not later than 60 days after the date of the filing of this report.

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SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


March 9, 2001                        By: /s/ STEVEN O. SPELMAN, JR.
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                                         Steven O. Spelman, Jr.
                                         Chief Financial Officer and Corporate
                                         Secretary (Principal Financial Officer)